August 4, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                          Re:  The Care Group, Inc.
                               Form S-8

Gentlemen:

On behalf of our client The Care Group, Inc. (the "Company") we herewith electronically file Form S-8.

A certified check covering the registration fee has been sent by Express Mail to the SEC lockbox under separate cover.

If you have any questions, please call me at (212) 490-6080. Thank you.


                                 Very truly yours,

                                  /s/ Michael Harvey

                                      Michael Harvey

                               August 2, 1995


The Care Group, Inc.
1 Hollow Lane
Lake Success, New York 11042

                  RE: REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

We have acted as special counsel to The Care Group, Inc., a Delaware corporation
(the "Company"), in connection with the preparation of the Company's
Registration
Statement on Form S-8, which Registration Statement covers a total of
418,250
shares (the "Registered Shares") of Common Stock, par value $.001 of the Company
(such 418,250 shares of Common Stock are to be issued upon exercise of options granted pursuant to the Company's 1991 Stock Option Plan and 1993 Plan (collectively, the "Plans")). Such registration statement is hereinafter referred to as the "Registration Statement"; and the securities being registered in the
Registration Statement are hereinafter referred to as the "Registered
Securities".

We have examined originals or copies, certified or otherwise identified to our satisfaction, all of such records of the Company, certificates of officers or representatives of the Company and the Selling Stockholders and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion expressed herein which were not independently established or verified, we have relied upon statements, representations and warranties of officers and other representatives of the Company, the Selling Stockholders and others.

Based upon the foregoing, we are of the opinion that if and when each of the following events shall have occurred:

  (a) The Registration Statement shall have become effective and shall remain effective in accordance with its terms and undertakings;

  (b) The provisions of applicable state securities or blue sky laws shall have been complied with; and

  (c) The Registered Securities shall have been issued, sold and delivered in accordance with the Plans and full payment therefor shall
       have been made pursuant to the terms of the Plans, the Incentive Plan and the Registration Statement,

then the Registered Securities will, when issued in accordance with the terms of the Plans, be legally issued, fully paid and non-assessable.

In connection with the opinion set forth above, we have participated in conferences with officers and other representatives of the Company, the Selling
Stockholders and representatives of the independent certified public accountant for the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus.

The opinion rendered above is subject to the following exceptions: (i) enforceability as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies is subject to the discretion of the court before which any proceeding thereof may be brought.

We are members of the Bar of the State of New York only and do not hold ourselves out as being conversant with, and express no opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the United
States of America and the corporate law of the State of Delaware.

We are furnishing this opinion to the Company solely for its benefit, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

We consent to (i) the use of our name under "LEGAL MATTERS" in the Resale
Prospectus filed as part of the Registration Statement and (ii) to the inclusion of this opinion letter as an exhibit to the Registration Statement.



                                           Very truly yours,

                                      /s/ Kaufman Goldstein Gartner &
Taub, P.C.

                                          KAUFMAN GOLDSTEIN GARTNER &
TAUB, P.C.

               As filed with the Securities and Exchange Commission
                               on August ____, 1995
                               Registration No. 33-

______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                            REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                             THE CARE GROUP, INC.
                 (Exact name of issuer as specified in its charter)

         Delaware                                  11-2962027
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)               Identification No.)

1 Hollow Lane, Lake Success, New York             11042
(Address of principal executive offices)        (zip code)

                THE CARE GROUP, INC. - 1993 Stock Option Plan
                         (Full title of the Plans)

                             Ann T. Mittasch
                         President and Chairman
                          THE CARE GROUP, INC.
                             1 Hollow Lane
                    Lake Success, New York  11042
            __________________________________________
              (Name and address of agent for service)

                               516-869-8383
      (Telephone number, including area code of agent for service)

Copies to

Michael Harvey, Esq.
Kaufman Goldstein Gartner & Taub, P.C.
342 Madison Avenue
New York, New York  10173

Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

Pursuant to Rule 429(b), the Resale Prospectus constituting a part of this
Registration Statement also relates to the following two Registration Statements on Form S-8: Registration No. 33-47102 and Registration No. 33-78782.

                                            Proposed        Proposed
                                            Maximum         Maximum
Title of              Amount                Offering        Aggregate
Securities to         to be                 Price Per       Offering
be Registered         Registered (1)        Share           Price
        (2)

Common Stock,        60,000 (3)             $5.88           $352,800
par value
$.001 per share

Common Stock,        60,000 (3)             $4.75           $285,000
par value
$.001 per share

Common Stock,        25,000 (3)             $6.00           $150,000
par value
$.001 per share

Common Stock,        67,000 (3)             $4.38           $293,460
par value
$.001 per share

Common Stock,         1,000 (3)             $5.00             $5,000
par value
$.001 per share

Common Stock,        21,000 (3)             $4.00             $84,000
par value
$.001 per share

        29,500 (3)        $3.63        $107,085
par value
$.001 per share
        10,000 (3)        $4.13        $41,300
par value
$.001 per share

TOTAL        273,500                $1,318,645




Title of
Securities to        Amount of
be Registered        Registration Fee


Common Stock,        $121.66
par value
$.001 per share

Common Stock,        $98.28
par value
$.001 per share

Common Stock,        $51.72
par value
$.001 per share

Common Stock,        $101.19
par value
$.001 per share

Common Stock,        $1.72
par value
$.001 per share

Common Stock,        $28.97
par value
$.001 per share

                    $36.93
par value
$.001 per share
                    $14.24
par value
$.001 per share

TOTAL              $454.71

<F1>  Includes (i) a total of 273,500 shares of Common Stock issuable upon the
exercise of a total of 212,000 shares granted pursuant to the Company's 1993 Stock
Option Plan.

<F2>  Pursuant to Rule 416, there are also being registered such additional shares
as may become issuable as a result of the "anti-dilution" provisions of the aforementioned 273,500 stock options.

<F3>  Computed solely for the purpose of calculating the registration fee and
based on the maximum exercise prices of stock options previously granted for
273,500 of the shares of Common Stock being registered.

THE CARE GROUP, INC.
CROSS REFERENCE SHEET
BETWEEN ITEMS OF FORM S-8 AND REGISTRATION STATEMENT
AND RESALE PROSPECTUS


             S-8 Item                           Caption

Item 1.     Plan Information               Included in the Section
10(a)
                                           Prospectus not included as
a part of
                                           the Registration Statement.

Item 2.     Registrant Information         Included in the Section
10(a)
            and Employee Plan Annual       Prospectus not included as
a part
            Information                    of the Registration
Statement.

Item 3.     Incorporation of Documents     Item 3. -- Incorporation of
            by Reference                   Documents by Reference.

Item 4.     Description of Securities      Not Applicable

Item 5.     Interests of Named Experts     Not Applicable
            and Counsel

Item 6.     Indemnification of Officers    Item 6. -- Indemnification
of
             Directors                     Officers and Directors

Item 7.     Exemption from Registration    Not Applicable
            Claimed

Item 8.     Exhibits                       Item 8. -- Exhibits

Item 9.     Undertakings                   Item 9. -- Undertakings

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

There are incorporated herein by reference the following documents of The Care
Group, Inc., a Delaware corporation (the "Company"), filed with the Securities and
Exchange Commission (the "Commission"):

    (a) Annual Report on Form 10-K and Amendment No. 1 thereto on Form 10-K/A for the fiscal year ended December 31, 1994 (the Company's latest annual report).

    (b)  Quarterly Report on Form 10-Q for quarter ended March 31,
1995

    (c)  10-C dated March 6, 1995

    (d) The description of the Company's Common Stock which is contained in the
Company's Form 8-A dated June 7, 1989 filed under Section 12 of the
Securities
Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description (file number 0-17821).

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this
Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus relating to this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

           Not Applicable.

Item 5.    Interests of Names Experts and Counsel

           Not Applicable.

Item 6.    Indemnification of Directors and Officers

The Delaware General Corporation Law permits indemnification by the Company of any director, officer, employee or agent of the Company or person who is serving at the Company's request as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any threatened, pending or completed action (whether civil, criminal, administrative or investigative), to which he is or may be a party by reason of having been such director, officer, employee or agent, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The Company also has the power to indemnify persons set forth above from threatened, pending or completed actions or suits by or in the right of the
Company to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of another corporation or enterprise against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification can be made with regard to any claim, issue or matter as to which performance of his duty to the Company unless and only to the extent that the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court) must be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standards of conduct. The determination must be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, or if a quorum is not obtainable or, even if obtainable and a quorum of disinterested directors so direct, by independent legal counsel in a written opinion, or by the stockholders. The Company may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case, upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized by law.

        The Company's Certificate of Incorporation provides as follows:

"No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the
Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section
102(b)(7) of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify."

         The By-laws of the Company provides as follows:

Indemnification of Officers and Directors


The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Delaware Business Corporation Law.

The Company also maintains directors and officers' liability insurance in an amount of $3,000,000 in the aggregate, covering certain liabilities of directors and officers of the Company, including violations of the 1933 Act and the Exchange
Act.

Item 7.    Exemption from Registration Claimed

           Not applicable.

Item 8.    Exhibits

           Exhibit No.

    4.  (a)  1991 Stock Option Plan (included as an exhibit to the
Company's
Registration Statement on Form S-1 (33-41578) filed with the
Securities and
Exchange Commission on July 11, 1991, which exhibit is incorporated herein by reference).

        (b)  1993 Stock Option Plan (included as an exhibit to the
Company's
Annual Report on Form 10-K for the fiscal year ended December 31, 1993, which exhibit is incorporated herein by reference).

    5.  Opinion of Kaufman Goldstein Gartner & Taub, P.C.


    24  (a)  Consent of Deloitte & Touche LLP.
        (b)  Consent of Geschwind, Davidson & Co.
        (c)  Consent of Kaufman Goldstein Gartner & Taub, P.C.
(contained in
             the opinion)

Item 9.  Undertakings

        (a)  The Company hereby undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             2. That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

             3. To remove from any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the
Company has been informed that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              RESALE PROSPECTUS

                 418,250 SHARES OF COMMON STOCK TO BE SOLD BY
                           SELLING STOCKHOLDERS.

                           THE CARE GROUP, INC.

This Prospectus relates to the offering of 418,250 shares of Common Stock, par value $.001 per share (the "Common Stock"), of The Care Group, Inc., a Delaware corporation (the "Company"), to be sold by certain selling stockholders (the
"Selling Stockholders"), which shares shall have been issued to such selling stockholders pursuant to their exercise of stock options granted pursuant to the
Company's 1990 Stock Option Plan (the "1990 Plan"), the Company's 1991
Stock
Option Plan (the "1991 Plan"), or the Company's 1993 Stock Option Plan
(the "1993
Plan") (the 1990 Plan, the 1991 Plan and the 1993 Plan are collectively referred to as the "Plans" and sometimes individually as a "Plan").

It is anticipated that the Selling Stockholders will sell their securities offered hereby at the market -- that is, at the prevailing price in the over-the-counter market at the time of sale. See "SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION."

The Company will not receive any of the proceeds from the sale of shares of Common
Stock by any Selling Stockholders. The Company will bear all expenses in connection with the registration of the securities being offered hereby.

The Common Stock is traded on the National Market System of NASDAQ under the
symbol "CARE". On August 1, 1995, the closing bid price for the Common
Stock was
$3.75.
_____________________________________________________________________________

PROSPECTIVE PURCHASERS OF THE COMMON STOCK SHOULD
CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION
"INVESTMENT CONSIDERATIONS".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS
NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSIONS PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.
____________________________________________________________________________

The date of this Prospectus is August      , 1995

                          AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-8 of which this Prospectus is a part, together with all amendments, schedules and exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby.
This Prospectus does not contain all the information set forth in the Registration
Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to such
Registration Statement.

The Company is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the
Commission. The Registration Statement and such reports, proxy statements and other information can be inspected and copied at public reference facilities of the Commission at prescribed rates at 450 Fifth Street, N.W., Washington, D.C.
20549 and at the following regional office of the Commission:  7 World
Trade
Center, 14th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street,
Washington, D.C. 20549.

* * *

No dealer, salesperson or other person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities to which it relates nor does it constitute an offer to sell or a solicitation of an offer to buy any securities by or an offer to any person in any jurisdiction in which such an offer or solicitation is unauthorized. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

The Company will furnish annual reports to its stockholders which will include audited financial statements that have been examined and reported upon, with an opinion expressed by an independent certified public accountant. The Company will also furnish such other reports (none of which will include audited financial statements) to its stockholders as the Company in its sole discretion deems appropriate.

The Company will provide without charge to each person to whom a copy of this
Prospectus has been delivered, on written or oral request of such person, a copy
of any or all information that is incorporated by reference in this
Prospectus
(not including exhibits to the information that is incorporated by reference
unless such exhibits are specifically incorporated by reference into the
information that this Prospectus incorporates). Requests should be directed to The
Care Group, Inc., 1 Hollow Lane, Lake Success, New York  11042
(telephone: 516-
869-8383).
                          __________________________

TABLE OF CONTENTS



    ITEM                                                        PAGE

Available Information                                              1

Summary Information                                                4

Investment Considerations                                          9

Proceeds to the Company                                           11

Selling Stockholders                                              11

Plan of Distribution                                              18

Incorporation of Certain Information by Reference                 18

Transfer Agent                                                    19

Legal Matters                                                     19

Material Changes                                                  19

Indemnification                                                   20

SUMMARY INFORMATION

General Development of the Company:

The Care Group, Inc., a Delaware corporation, and its wholly owned subsidiaries
(collectively, the "Company") provide homecare and alternative site care to specific patient populations through the Company's fully integrated nursing and pharmaceutical programs. The Company's business is primarily the care and treatment of patients with the Human Immunodeficiency Virus ("HIV") and Acquired
Immune Deficiency Syndrome ("AIDS"). The Company also treats and cares for terminally ill and medically fragile infants and children. The Company also sells and leases durable medical equipment ("DME") and provides diagnostic sleep studies through a recently acquired subsidiary.

Over the past decade the scope of care provided by the Company has been expanded and at present offers a wide range of nursing and pharmaceutical services from nursing para-professionals to registered nurses with advanced certification(s) and from oral medications to infusion therapies. The Company's mix of business is approximately 37% nursing, 56% pharmaceuticals and 7% DME. Currently the Company provides its services in Atlanta, GA; Austin, TX; Dallas, TX; Houston, TX; Long
Island, NY; Los Angeles, CA; and New York City, NY. Each branch has a clinical pharmacy adjacent to the Company's nursing office combining the nursing and pharmaceutical disciplines, enabling the Company to provide state-of-the-art case management. The Company's subsidiary that conducts the DME business is located in
Fort Washington, Pennsylvania. The Company operates through its subsidiaries.

The executive offices of the Company are located at 1 Hollow Lane, Lake Success,
New York 11042, and its telephone number is (516) 869-8383.

Description of Business:

Home Healthcare Services

Treating a patient at home can include para-professional nursing care, nursing care, intermittent nursing visits, physical or occupational therapist visits, social worker consultations, administration of pharmaceutical therapies and durable medical equipment and devices. Plans of treatment establish the needs of a specific patient. Home healthcare begins with a physician's orders for nursing and/or pharmaceutical regimens and/or ancillary services. These orders are implemented by the Company's clinical nursing and/or clinical pharmacy team which works closely with the physician to monitor the patient's progress. The on-going collaboration among physician, nurses, therapists and pharmacists enables the patient to stay at home. The significant increases in the costs of hospitalization have increased the acceptance of homecare by insurance companies over the past decade. The nature of the illnesses in which the Company specializes are among the most expensive patient populations to the insurance companies, and the Company believes that as a result its services provide a cost effective alternative.

How The Company Delivers Care

The Company operates several offices (branches) in different states, namely New
York, Georgia, Texas and California. The Company has developed clinical nursing and pharmaceutical policies and procedures that ensure that each branch operates under the same clinical standards that have been established by the Company. These policies and procedures begin with the intake process and are followed through every phase of the patients' care process including discharge procedures. The continual interaction among the patient's physician and the Company's clinical staff monitor the progress of the patient and modify the patient's regimen according to the patient's specific needs. For example, a patient who has been having 24 hour care may have progressed and only require intermittent nursing visits. Conversely the opposite situation may occur. Many of the Company's HIV and other patients require constant attention to nursing notes, results of blood tests and other diagnostic tools that aid in providing the patient with the highest quality of care. Each branch has clinical and support personnel on call 24-hours-a-day, 365-days per year.

An integral part of the Company's clinical policies and procedures is the
Company's Quality Assurance/Continuous Quality Improvement program which is reviewed quarterly by a Professional Board. The Professional Board is comprised of both employees and outside professionals including physicians, dietitians, social workers, consumers and nurses. Additionally, a Corporate Quality Assurance/Continuous Quality Improvement Advisory Board has been established to monitor the branches.

JCAHO Accreditation

All of the Company's current branches are accredited by the Joint
Commission on
Accreditation of Healthcare Organizations (JCAHO). Accreditation by JCAHO has become a prerequisite for contracts from many insurance companies, health maintenance organizations (HMO's) and preferred provider organizations (PPO's).

Pharmaceutical Services/Home Infusion Therapies

Home infusion is an industry that began in the early 1980s with advances in equipment that delivers intravenous therapies including antibiotics, total parental nutrition therapy, chemotherapy and other pharmaceutical therapies.
Previously, patients who required intravenous therapies were hospitalized for the duration of the treatment. The Company began its home infusion operations in 1991 with the acquisition of CareLine in Dallas, TX. Clinical pharmacies are now adjacent to nursing offices in all branches.

The Company has also begun offering oral medications. This product category enables the Company to begin a relationship with the patient at an earlier point in time and continues to build upon the Company's expanded scope of care philosophy for referral sources.

Alternative Site Care

Alternative site care refers to care in locations other than the hospital.
Alternative sites include the home, treatment rooms/infusion suites in physicians' offices, nursing homes, subacute care centers and other non-hospital settings.
During 1993, the Company began to provide its infusion services to skilled nursing facilities/geriatric nursing homes. In an effort to provide more comprehensive patient care and to capture additional revenues, skilled nursing facilities have begun to provide infusion therapies on-site by utilizing homecare companies. These referral sources prompted the development of the Company's new clinical program,
ChroniCare, which addresses the wide array of chronic illnesses that afflict the geriatric patient. Although this represented a minimal percentage of the Company's business during 1994, management believes that with the aging population and increased life span, the Company's ChroniCare program will continue to develop.

Durable Medical Equipment

In May, 1994, the Company acquired Advanced Care Associates, Inc. and affiliates
(collectively "Advanced Care"), which sell and lease specialized medical and health care equipment based on a national sales network developed by Advanced
Care. Advanced Care also provides diagnostic sleep study services.

Mail Order Prescriptions

In January, 1995, the Company began operations of a newly developed, wholly owned subsidiary called Mail Order Meds, Inc. ("MOM"). MOM specializes in the mail order distribution of HIV/AIDS pharmaceuticals, nutrition supplements, vitamins, herbals, educational books, and videos.

Reimbursement For Services

Over 95% of the Company's revenues are received from third-party payors (insurance companies or government agencies) with payment from the patient comprising the balance. In order to assure payment, the Company's reimbursement specialists verify the patient's insurance coverage as part of the patient intake system. At present, it is common for prices to be negotiated during the verification process for the services to be rendered. The Company's reimbursement specialists continue to monitor the patient's insurance coverage until discharge. Due to the catastrophic nature of the illnesses of the Company's patient population, the
Company's reimbursement specialists continually monitor the lifetime limits, the availability of special state programs and other reimbursement related issues. In an effort by payors to control costs, verification and negotiation are becoming standard procedures on an industry wide basis.

The Offering

Common Stock issuable upon
  exercise of the Stock Options              418,250 shares

Common Stock outstanding prior
  to the offering                          8,443,065 shares

Common Stock to be outstanding
  after the offering                       8,861,315 shares

NASDAQ/NMS Symbol                                      CARE

INVESTMENT CONSIDERATIONS


In evaluating the Company and this offering, prospective investors should carefully consider all of the information contained in this Prospectus and incorporated by reference, including the following factors:

     Government Regulations and Litigation. The Company's current operations are subject to licensing and other federal and state regulations. The Company believes that it is in substantial compliance with all required certificates and licenses, which are subject to periodic review and renewal. The Company's loss of certain licenses may adversely affect the Company.

     On September 30, 1994, a recently acquired subsidiary of the Company
(Advanced Care Associates, Inc.) and the subsidiary's prior owners were served with a civil lawsuit by the U.S. Department of Justice alleging improper Medicare billing and reimbursement practices during periods prior to the Company's acquisition of the subsidiary. While the Company is currently in the process of settling with the Government and management believes that the outcome of this matter will not have a material adverse impact on the Company, there can be no assurance that the Company will not be materially adversely affected.

Competition. The home health care and infusion businesses are highly competitive.
Some of the Company's competitors are national service providers, but most are regional or local in scope. Many of the Company's competitors and potential competitors are larger in size and possess significantly greater financial resources than the Company.

Reimbursement by Third-Party Payors. The Company is primarily reimbursed for its services by insurance companies or other third-party payors. The Company typically receives payment between 90 and 120 days after rendering an invoice, although such period can be longer. The size and nature of claims related to services provided by the Company result in a large number of such claims being reviewed by third-party payors prior to payment. Accordingly, the Company's cash flow may at times be insufficient to meet its accounts payable. The Company has been required to borrow funds to meet its ongoing obligations and may be required to do so in the future.

Insurance. The Company is subject to potential liability and therefore carries various insurance policies, including policies insuring against certain negligent acts. There can be no assurance that the Company's insurance policies will adequately meet its potential liabilities. Nor can it be assured that the Company will continue to qualify for, obtain or afford insurance coverage. See "BUSINESS
- -- Insurance."

Shares Eligible for Future Sale and Registration Rights; Underwriter's Warrants and Redeemable Public Investor Warrants. As of August 1, 1995, the Company had
8,443,065 shares of Common Stock outstanding. Of these shares, approximately
5,494,000 have been registered or are otherwise tradable under the 1933 Act. The
Company has also granted various registration rights in connection with certain acquisitions. The remaining shares of outstanding Common Stock are restricted from current public sale under Rule 144 promulgated under the 1933 Act. Ann T.
Mittasch, Gilda Schechter and Randolph J. Mittasch, three officers and directors of the Company, have agreed to sell no more than 350,000 of their shares of Common
Stock until December 16, 1995.

As of August 1, 1995, there were also outstanding (i) the Warrants exercisable to purchase 250,439 shares of Common Stock and (ii) 418,250 options granted pursuant to the Company's stock option plans covered by this prospectus (each option exercisable to purchase one share of Common Stock at an average exercise price of approximately $2.50).

The possibility of future sales by existing stockholders under Rule
144, or
through the exercise of outstanding "piggyback" or demand registration rights may have a depressive effect on the market price of the Common Stock, and such sales, if substantial, might also adversely affect the Company's ability to raise additional capital. In addition, the exercise of the aforementioned warrants and options by the holders thereof could result in a dilution of the then book value of the Company's Common Stock. The aforementioned warrants and options are likely to be exercised at a time when the Company would be able to obtain additional capital on terms more favorable than those provided by such warrants.

Security Interest in Assets; Restrictions in Credit Facility. As of
August 1,
1995, the Company was obligated to Chase Manhattan Bank, N.A. ("Chase") for a principal amount of $6,950,000 in the form of a three year revolving line of credit (the "Credit Facility") under which the Company at any time can borrow up to 70% of its eligible receivables, not to exceed $7,500,000. In connection with
Credit Facility, the Company pledged all of its assets and all of its subsidiaries to Chase. If the Company were to default with respect to any of its obligations under the Credit Facility, Chase could foreclose on such pledged assets, which could adversely affect the Company. The Credit Facility also places certain restrictions or limitations on the Company's ability to incur indebtedness, dispose of significant assets and other matters.

No Dividends. The Company has not paid any dividends since inception and does not anticipate the payment of dividends in the foreseeable future.

PROCEEDS TO THE COMPANY

The Company will not receive any of the proceeds from sale of shares of Common
Stock by any Selling Stockholders.

SELLING STOCKHOLDERS

The following table sets forth the number of shares of the Company's Common Stock beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) as of August 1, 1995 and as adjusted to reflect the sale of shares offered hereby by the Selling Stockholders. The table also includes all other persons who may be deemed to beneficially own the shares of Common Stock to be sold by the Selling
Stockholders.

Except as otherwise provided herein, neither the Selling Stockholders nor any of their affiliates have maintained any position, office or other material relationship within the past three years with the Company or any of the Company's predecessors or affiliates.


         Owner Prior to
         Public Offering                  Number
         Number of         Percentage of         of Shares
Name of Owner         Shares         Total Shares          To be Sold

Ann T. Mittasch (1)         1,297,000         15.14%         117,000
1 Hollow Lane
Lake Success, NY  11042
Gilda G. Schechter (2)         265,500         3.14%         5,500
Randolph J. Mittasch (3)         190,300         2.24%         47,500
John J. Lynch (4)         3,250         *         3,250
Pat Celli(5)         63,000         *         63,000
Anthony J. Esposito Jr. (6)         90,000         1.06%
30,000
Dr. Alex Maurillo(7)         2,000         *         2,000
Richard Mittasch (8)         126,000         1.49%         21,000
Don Schaffer(8)         1,000         *         1,000
Benjamin Portnoy(8)         1,000         *         1,000
_________________
* Less Than 1% of Total Shares


         Owner After
         Public Offering
         Number of         Percentage of
Name of Owner         Shares         Total Shares

Ann T. Mittasch (1)         1,180,000         13.77%
1 Hollow Lane
Lake Success, NY  11042
Gilda G. Schechter (2)         260,000         3.07%
Randolph J. Mittasch (3)         142,800         1.68%
John J. Lynch (4)         -0-         -0-
Pat Celli(5)         -0-         -0-
Anthony J. Esposito Jr. (6)         60,000          *
Dr. Alex Maurillo(7)         -0-         -0-
Richard Mittasch (8)         105,000         1.24%
Don Schaffer(8)         -0-         -0-
Benjamin Portnoy(8)         -0-         -0-
_________________
* Less Than 1% of Total Shares

         Owner Prior to
         Public Offering                  Number
         Number of         Percentage of         of Shares
Name of Owner         Shares         Total Shares          To be Sold

Susan Carr (8)         3,500         *         3,500
Marie D'Antuano(8)         12,000         *         12,000
Alan Kakan(8)         5,000         *         5,000
Roger Heintzelman(8)         5,000         *         5,000
Jennifer Davis(8)         2,500         *         2,500
Chris Mutkoski(8)         20,000         *         20,000
Valerie Incobucci(8)         10,000         *         10,000
Pamela Greenfield (8)         30,000         *         30,000
Joseph Baldi (8)         11,000         *         11,000
Lisa Miranda (8)         1,000         *         1,000
Rhoda Rubenstein(8)         1,000         *         1,000
Sandra Curando-Dien(8)         1,000         *         1,000
_________________
* Less Than 1% of Total Shares

         Owner After
         Public Offering
         Number of         Percentage of
Name of Owner         Shares         Total Shares

Susan Carr (8)         -0-         -0-
Marie D'Antuano(8)         -0-         -0-
Alan Kakan(8)         -0-         -0-
Roger Heintzelman(8)         -0-         -0-
Jennifer Davis(8)         -0-         -0-
Chris Mutkoski(8)         -0-         -0-
Valerie Incobucci(8)         -0-         -0-
Pamela Greenfield (8)         -0-         -0-
Joseph Baldi (8)         -0-         -0-
Lisa Miranda (8)         -0-         -0-
Rhoda Rubenstein(8)         -0-         -0-
Sandra Curando-Dien(8)         -0-         -0-
_________________
* Less Than 1% of Total Shares


         Owner Prior to
         Public Offering                  Number
         Number of         Percentage of         of Shares
Name of Owner         Shares         Total Shares          To be Sold

Lori Alexander(8)         1,000         *         1,000
Sheri Lauch(8)         1,000         *         1,000
Kerri Lenox(8)         1,000         *         1,000
Brad Jones(8)         500         *         500
Jennifer Kalinowski(8)         1,000         *         1,000
Cindy Burtt (8)         500         *         500
Ed Auty(8)         500         *         500
Phil Bauer(8)         1,000         *         1,000
Janet Joyce(8)         2,500         *         2,500
Mike Amory(8)         1,000         *         1,000
Dennis Kochem(8)         500         *         500
_________________
* Less Than 1% of Total Shares

         Owner After
         Public Offering
         Number of         Percentage of
Name of Owner         Shares         Total Shares

Lori Alexander(8)         -0-         -0-
Sheri Lauch(8)         -0-         -0-
Kerri Lenox(8)         -0-         -0-
Brad Jones(8)         -0-         -0-
Jennifer Kalinowski(8)         -0-         -0-
Cindy Burtt (8)         -0-         -0-
Ed Auty(8)         -0-         -0-
Phil Bauer(8)         -0-         -0-
Janet Joyce(8)         -0-         -0-
Mike Amory(8)         -0-         -0-
Dennis Kochem(8)         -0-         -0-
_________________
* Less Than 1% of Total Shares










         Owner Prior to
         Public Offering                  Number
         Number of         Percentage of         of Shares
Name of Owner         Shares         Total Shares          To be Sold

Becky Skymer(8)         2,500         *         2,500
Ellen Betley(8)         1,000         *         1,000
Leslie Chevine(8)         1,000         *         1,000
Patti Montague(8)         1,000         *         1,000
Bruce Matsen(8)         1,000         *         1,000
Marc LeBlanc(8)         1,000         *         1,000
Lorraine Franco(8)         1,000         *         1,000
Kim Toscano(8)         2,500         *         2,500
Dolores Wenger(8)         2,500         *         2,500
Violet Kinkela(8)         1,000         *         1,000

_________________
* Less Than 1% of Total Shares

         Owner After
         Public Offering
         Number of         Percentage of
Name of Owner         Shares         Total Shares

Becky Skymer(8)         -0-         -0-
Ellen Betley(8)         -0-         -0-
Leslie Chevine(8)         -0-         -0-
Patti Montague(8)         -0-         -0-
Bruce Matsen(8)         -0-         -0-
Marc LeBlanc(8)         -0-         -0-
Lorraine Franco(8)         -0-         -0-
Kim Toscano(8)         -0-         -0-
Dolores Wenger(8)         -0-         -0-
Violet Kinkela(8)         -0-         -0-

_________________
* Less Than 1% of Total Shares

(1) Mrs. Mittasch, Chairman and President of the Company, directly owns 900,000 shares of Common Stock for her own account and may be deemed to beneficially own an additional 280,000 shares of Common Stock subject to a ten year voting trust
(the "Voting Trust") expiring February 27, 1999 of which she is the sole voting trustee with respect to the 140,000 shares of Common Stock directly owned by
Randolph J. Mittasch and an additional 140,000 shares directly owned by five other persons. Mrs. Mittasch also holds options expiring February 27, 1999 to acquire
117,000 shares of Common Stock at an average exercise price of $4.36 per share.
Mrs. Mittasch disclaims beneficial ownership of 981,206 shares of Common Stock beneficially owned by the Company's Board of Directors.

(2) Gilda G. Schechter is the Executive Vice President and director of the
Company. The shares beneficially owned by Ms. Schechter include
260,000 shares
that she beneficially owns for her own account and options expiring
February 27,
1999 to acquire 5,500 shares of Common Stock at an average exercise price of $5.13 per share. Mrs. Schechter disclaims beneficial ownership of 981,206 shares of common stock beneficially owned by the Company's Board of Directors.

(3) Randolph J. Mittasch, Secretary, Treasurer and a director of the Company, directly owns 142,800 shares of Common Stock, 140,000 of which are subject to the
Voting Trust. The shares beneficially owned by Mr. Mittasch also include options expiring February 27, 1999 to acquire 47,500 shares of Common Stock at an average exercise price of $4.50. Randolph J. Mittasch disclaims beneficial ownership of any securities of the Company beneficially owned by Ann T. Mittasch, except for the 140,000 shares that he directly owns that are subject to the Voting Trust. Mr.
Mittasch also disclaims beneficial ownership of 981,206 shares of common stock beneficially owned by the Company's Board of Directors.

(4) The shares of Common Stock beneficially owned by John J. Lynch, a director of the Company, consist of options expiring February 27, 1999 to acquire 3,250 shares of Common Stock at an average exercise price of $3.00. Mr. Lynch disclaims beneficial ownership of 981,206 shares of Common Stock beneficially owned by the
Company's Board of Directors.

(5)  The shares of Common Stock beneficially owned by Pat H. Celli,
Chief
Financial Officer, Assistant Secretary and Assistant Treasurer of the Company, consist of options expiring February 27, 1999 to acquire 63,000 shares of Common
Stock at an average exercise price of $4.64 per share.

(6) Anthony J. Esposito, Jr. is Vice President of operations of certain of the
Company's subsidiaries. Mr. Esposito directly owns 60,000 shares of Common Stock and has options to acquire 30,000 shares of Common Stock at a per share exercise price of $4.13.

(7) The shares of Common Stock beneficially owned by Dr. Alex Maurillo, a director of the Company, consist of options to purchase 2,000 shares of Common
Stock at an average exercise price of $ 3.38. Dr. Maurillo disclaims beneficial ownership of 981,206 shares of Common Stock owned by the Company's Board of
Directors.

(8) An employee of the Company or a subsidiary thereof, and an affiliate of the
Company.

PLAN OF DISTRIBUTION

The Selling Stockholders intend to publicly sell their securities offered hereby on a continuous basis at the market -- that is, at the prevailing price in the over-the-counter market at the time of sale. It is anticipated that underwriters will not be used in connection with the shares of Common Stock to be offered by
Selling Stockholders. The Company is not aware of any agreement, arrangement or understanding entered into by the Selling Stockholders with any other broker-dealers or the Company prior to the date of this Prospectus with respect to its securities of the Company covered by this Prospectus.

If the Selling Stockholders sell any of their securities offered hereby through a broker-dealer, it is anticipated that the broker-dealer shall only receive its customary and ordinary brokerage commission for the transaction.

Expenses of this Offering

All of the expenses of this offering, which are estimated at $10,000, are payable by the Company.

No Escrow Arrangements

There is no arrangement to have funds received by the Company placed in any escrow, trust or similar account or arrangement.


INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents and information filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K and Amendment No. 1 thereto on Form 10-K/A for the fiscal year ended December 31, 1994.

  (b)  Quarterly Report on Form 10-Q for the quarter ended March 31,
1995.

  (c)  10-C dated March 6, 1995

  (d) The description of the Company's Common Stock which is contained in the
Company's Form 8-A dated June 7, 1989 as filed under Section 12 of the
Securities
Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock covered by this
Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this
Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

TRANSFER AGENT

The transfer agent for the Common Stock is American Stock Transfer and Trust
Company, 40 Wall Street, New York, New York  10005.

LEGAL MATTERS

Kaufman Goldstein Gartner & Taub, P.C., 342 Madison Avenue, New York,
New York
10173 has acted as counsel for the Company in connection with this prospectus.

MATERIAL CHANGES

The Company's Current Report on Form 8-K dated May 19, 1994 as filed with the
Securities Exchange Commission which reports the acquisition by the Company of
Advanced Care Associates, Inc. and affiliates is incorporated herein by reference.

INDEMNIFICATION

The Company's certificate of incorporation provides that to the fullest extent permitted under the General Business Corporation Law ("GCL") of the State of
Delaware, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The
Company's by-laws provide that the Company's officers and directors will be indemnified to the fullest extent permitted by GCL.

Section 145 of GCL contains various provisions entitling directors, officers, employees or agents of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding (whether civil, criminal, administrative or investigative) in which they may be involved by reason of being or having been a director, officer, employee or agent of the Company provided said persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company (and, with respect to any criminal action or proceedings, had no reasonable cause to believe that the conduct complained of was unlawful).

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on August 1, 1995.

                                                         THE CARE
GROUP, INC.


                                                     By: /s/ Ann T.
Mittasch
                                                        Ann T.
Mittasch, President
                                                         and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:         August 1, 1995                           /s/ Ann T.
Mittasch
                                                        Ann T.
Mittasch, Chairman
                                                        and President


Date:        August 1, 1995                          /s/ Gilda G.
Schechter
                                                     Gilda G.
Schechter, Executive
                                                     Vice President
and a Director


Date:       August 1, 1995                           /s/ Randolph J.
Mittasch
                                                  Randolph J.
Mittasch, Secretary,
                                                     Treasurer and
Director


Date:      August 1, 1995                            /s/ Pat H. Celli
                                                     Pat H. Celli,
                                                     Chief Financial
Officer,
                                                     Assistant
Secretary,
                                                     Assistant
Treasurer
                                                     (Principal
Financial and
                                                     Accounting
Officer)


Date:      August 1, 1995                            /s/ Dr. Alex
Maurillo
                                                     Dr. Alex
Maurillo, Director


Date:      August 1, 1995                             /s/ John L.
Lynch
                                                     John J. Lynch,
Director

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form S-8 (the "Registration Statement") of The Care Group, Inc. (the "Registrant"), a Delaware corporation, and to the Prospectus to be used in connection with the Registration
Statement, of (i) our report dated March 22, 1994 on the consolidated financial statements of the Company for the years ended December, 1993 and December, 1992 included in the Company's Annual Report on Form 10-K for the year ended December
31, 1994 filed with the Securities and Exchange Commission and incorporated into the Registration Statement by reference, and (ii) our report on the combined financial statements of Advanced Care Associates, Inc. and affiliates dated March
31, 1994, included in the Company's Current Report on Form 8-K dated
May 19, 1994,
which report is incorporated into the Registration Statement by reference.



                                            /s/ Geschwind, Davidson &
Co.
                                                Geschwind, Davidson &
Co.


Baldwin, New York
August 1, 1995

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration
Statement of The
Care Group, Inc. on Form S-8 of our report dated March 20, 1995, appearing in the
Annual Report on Form 10-K of The Care Group, Inc. for the year ended
December 31,
1994.


/s/ Deloitte & Touche LLP

Jericho, New York
July 31, 1995